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                                                      Exhibit 99.1


[FAIR ISAAC LOGO]                                     [HNC SOFTWARE LOGO]

CONTACTS: Investors & Analysts:                       Investors & Analysts:
          Debbie McGowan                              Heidi Flannery
          Fair, Isaac                                 President, Ficomm
          415-492-5309                                503-203-8808 x103
          dmcgowan@fairisaac.com                      heidi.flannery@ficomm.com

          Media:                                      Media:
          Brian Kane                                  Melinda Bateman
          Fair, Isaac                                 HNC Software
          651-766-2905                                858-799-8370
          briankane@fairisaac.com                     mbateman@hnc.com



               FAIR, ISAAC AND HNC SOFTWARE ANNOUNCE MERGER PLANS

- AGREEMENT WILL CREATE INDUSTRY POWERHOUSE IN BUSINESS ANALYTICS AND DECISION MANAGEMENT TECHNOLOGY SOLUTIONS

- MERGED COMPANY WILL PROVIDE END-TO-END SOLUTIONS FOR CUSTOMER ACQUISITION, MANAGEMENT AND OPTIMIZATION

SAN RAFAEL, CALIF. AND SAN DIEGO, CALIF. - APRIL 29, 2002 - Fair, Isaac and Company, Incorporated (NYSE: FIC) and HNC Software Inc. (NASDAQ: HNCS) today announced plans to join forces in a merger that will create an unmatched provider of leading-edge business analytic solutions for a broad range of industries. The companies will merge under the Fair, Isaac name in a move that will bolster the brand's global leadership in creative analytics and position the combined company to deliver greater value to its customers, shareholders and employees.

Fair, Isaac and HNC share a proven track record of providing innovative customer strategy and decision management applications and tools, and the merger is designed to fully leverage the strengths of each organization. Fair, Isaac sets the standard for analytic solutions, and HNC is a recognized leader in high-end analytic and decision management software. They help companies acquire customers, build customer loyalty, reduce losses and optimize the value of customer relationships. The addition of HNC's domain and technology expertise will allow the combined company to offer a more complete set of solutions to core markets including financial services, retail, telecommunications, insurance, government and healthcare.

"This combination of leaders in our respective markets will bring the depth of Fair, Isaac's creative analytics to a new level for the industries we serve" said Tom Grudnowski, CEO of Fair, Isaac. "We have an exciting opportunity to bring together the best minds in analytics and decision management to better leverage and deliver leading-edge technologies, products, and services. These synergies and our complementary product lines make this a tremendous and timely proposition, and position us for sustained long-term growth."
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Fair, Isaac and HNC Software Announce Merger Plans/Page 2

"Fair, Isaac and HNC share a common strategic vision for the growth of the analytics and decision management technology market," said John Mutch, Chief Executive Officer of HNC. "Our combined intellectual assets and services will meet the increasing demand for the solutions we offer and create immediate benefits for our current customers. The combination is extremely well-positioned to deliver sustainable shareholder value."

STRUCTURE AND TERMS

Under the merger agreement, approved by both Boards of Directors, the owners of HNC will receive 0.346 of a newly issued Fair, Isaac share for each share of HNC. HNC stockholders will own approximately 35% of the total outstanding capital stock of the merged company. Two directors from HNC will join the Board of Directors of Fair, Isaac, bringing the total number of board members to nine. Tom Grudnowski will remain the Chief Executive Officer of Fair, Isaac. The integration effort will be managed by a combined team of Fair, Isaac and HNC leaders headed by Mark Pautsch, vice president of product development at Fair, Isaac. The overall transaction is valued at approximately $810 million, based on the closing price of Fair, Isaac stock on April 26, 2002.

The transaction is expected to be tax-free to stockholders of both companies for U.S. federal income tax purposes and is expected to close in the third calendar quarter, subject to regulatory review, approval by both companies' stockholders and certain other conditions.

Stephens Inc. and Salomon Smith Barney Inc. acted as financial advisors to Fair, Isaac. Credit Suisse First Boston acted as financial advisor to HNC. Pillsbury Winthrop LLP is legal advisor to Fair, Isaac. Fenwick & West LLP is legal advisor to HNC.

THE COMBINED COMPANY - UNPARALLELED DEPTH IN ANALYTICS

The merger of Fair, Isaac and HNC will deliver significant benefits to companies who rely upon creative analytics and decision management technologies to develop and implement profitable customer acquisition and relationship management strategies. The merger will combine Fair, Isaac's leadership position in advanced analytics with HNC's leadership position in analytic and decision management software. The merged company will be positioned to respond to growing demand for analytic solutions that help businesses market more efficiently, increase customer value, reduce losses and operating expenses, and enter new markets more profitably. The company will offer an unparalleled depth of solutions to a broad range of core and emerging markets.

Fair, Isaac and HNC will host a joint conference call today at 6:00 am Pacific Time / 9:00 am Eastern Time to discuss this merger in more detail. The call can be accessed live on the Investor Relations section of both companies' Web sites: www.fairisaac.com and www.HNC.com, and will be archived on the sites following the call. All interested parties are welcome to attend.
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Fair, Isaac and HNC Software Announce Merger Plans/Page 3

ABOUT FAIR, ISAAC

Fair, Isaac is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company's predictive modeling, decision analysis, intelligence management and decision engine systems power more than 14 billion decisions a year. Founded in 1956, Fair, Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce risk and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on Fair, Isaac's analytic solutions, as do insurers, retailers, telecommunications providers and other customer-oriented companies. Through the www.myfico.com Web site, consumers use the company's FICO(R) scores, the standard measure of credit risk, to manage their financial health. For more information, visit www.fairisaac.com.

ABOUT HNC

HNC is a leading provider of high-end analytic and decision management software that enables global companies to manage customer interactions by converting data and customer transactions into real time recommendations. HNC's proven software empowers Global 2000 companies in the financial services, insurance, telecommunications, healthcare industries and government agencies to make millions of the right mission-critical customer decisions designed to increase revenues and decrease risk. For more information, visit www.HNC.com.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of future product offerings, expected synergies, timing of closing, execution of integration plans and increases in shareholder value as a result of the merger, are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that the transaction does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies, or achieve planned synergies; and other risks that are described from time to time in Fair, Isaac's SEC reports (including but not limited to its annual report on Form 10-K for the year ended September 30, 2001, and subsequently filed reports); and other risks that are described from time to time in HNC's SEC reports (including but not limited to its annual report on Form 10-K for the year ended December 31, 2001, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Fair, Isaac's and HNC's results could differ materially from Fair, Isaac's and HNC's expectations in these statements. Fair, Isaac and HNC assume no obligation and do not intend to update these forward-looking statements.
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Fair, Isaac and HNC Software Announce Merger Plans/Page 4

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Fair, Isaac and HNC intend to file with the Securities and Exchange Commission a joint proxy statement/prospectus and other relevant materials in connection with the merger. The joint proxy statement/prospectus will be mailed to the stockholders of Fair, Isaac and HNC. Before making any voting or investment decision with respect to the merger, investors and stockholders of Fair, Isaac and HNC are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Fair, Isaac, HNC and the merger. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Fair, Isaac and HNC with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of Fair, Isaac may obtain free copies of the documents filed with the SEC by Fair, Isaac by contacting Fair, Isaac Investor Relations, 200 Smith Ranch Road, San Rafael, CA 94903-5551, 415-492-5309. Investors and stockholders of HNC may obtain free copies of documents filed with the SEC by HNC by contacting HNC Investor Relations, 5935 Cornerstone Court West, San Diego, CA 92121, 858-546-8877.

Fair, Isaac, HNC and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Fair, Isaac and HNC in favor of the merger. Information concerning the interests of Fair, Isaac's executive officers and directors in the merger, including their ownership of Fair, Isaac common stock, is contained in its Proxy Statement for its Annual Meeting of Stockholders held on February 5, 2002 and will be contained in the joint proxy statement/prospectus when it becomes available. Information concerning the interests of HNC's executive officers and directors in the merger, including their ownership of HNC common stock, is contained in its Proxy Statement for its Annual Meeting of Stockholders to be held on May 28, 2002 and will be contained in the joint proxy statement/prospectus when it becomes available. Copies of such Proxy Statements may be obtained without charge at the SEC's web site at www.sec.gov.